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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Listed below are the subsidiaries of the Company as of July 31, 2001. Names of certain inactive or minor subsidiaries have been omitted. All subsidiaries are wholly owned by the Company.

                                                        Jurisdiction of
Subsidiary                                              Incorporation
----------                                              ---------------

Fulton Funding Corporation                              Delaware
Fulton International Foreign Sales Corporation          Barbados
Fulton International, Inc.                              Delaware
Platforma Elevadoras JLG Iberica S.L.                   Spain
Gradall Industries, Inc.                                Delaware
JLG Industries (Propriety) Limited                      South Africa
JLG Equipment Services, Inc.                            Pennsylvania
JLG Europe BV                                           Netherlands
JLG Industries, GmbH                                    Germany
JLG Industries (Italia) S.r.L.                          Italy
JLG Manufacturing, LLC                                  Pennsylvania
JLG Industries (Norge) AS                               Norway
JLG Industries (United Kingdom) Ltd.                    United Kingdom
JLG Polaska SP z.o.o.                                   Poland
JLG Properties Australia Pty Limited                    Australia
JLG Sverige AB                                          Sweden
The Gradall Company                                     Ohio
The Gradall Orrville Company                            Ohio
Skandivaniska Industrimaskiner AB                       Sweden
Svensk Bygglift AB                                      Sweden